Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-97079) and Form S-8 (No. 333-175563) of HomeFed Corporation of our report dated June 10, 2014 relating to the combined financial statements of the Leucadia Real Estate Group, which appears in the Current Report on Form 8-K of HomeFed Corporation dated March 28, 2014.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 10, 2014